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                                                                  Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Amended and Restated 1992 Stock Option Plan and the Amended and Restated 1992 Employee Stock Purchase Plan of Novellus Systems, Inc. of our report dated January 19, 1997, with respect to consolidated financial statements of Novellus Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.




                                                        /s/ERNST & YOUNG LLP



San Jose, California
September 10, 1997